UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 27, 2018

YOUNGEVITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54900	90-0890517
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 Boswell Road, Chula Vista, CA 91914
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 934-3980

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01                                            Other Events

On November 27, 2018, the Board of Directors of Youngevity International, Inc. (the “Company”) declared an annual cash dividend of $0.57 per share on its Series C Convertible Preferred Stock to be paid quarterly. The Company intends to pay the cash dividend on November 30, 2018 in a quarterly payment of $0.1425 to holders of record as of the close of business on September 28, 2018, on January 2, 2019 in a quarterly payment of $0.1425 to holders of record as of the close of business on December 26, 2018, on April 2, 2019 in a quarterly payment of $0.1425 to holders of record as of the close of business on March 27, 2019 and on July 2, 2019 in a quarterly payment of $0.1425 to holders of record as of the close of business on June 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YOUNGEVITY INTERNATIONAL, INC.

Date: November 29, 2018	By:	/s/ David Briskie
David Briskie
President and Chief Financial Officer